Vonage Completes the Acquisition of iCore Networks, Inc.

HOLMDEL, N.J., September 1, 2015 - Vonage Holdings Corp. (NYSE: VG) (“the Company”), a leading provider of cloud communications services for businesses and consumers, has completed the acquisition of iCore Networks, Inc. ("iCore"), a premier provider of Unified Communications-as-a-Service (UCaaS) for businesses.

"We are excited to complete the iCore acquisition, which represents another important step in the execution of our growth strategy and further positions Vonage as a leader in the UCaaS market,” said Alan Masarek, Vonage Chief Executive Officer. “iCore is a natural complement to Vonage's rapidly growing UCaaS business and strengthens the Company’s national footprint. iCore is particularly successful in serving mid-market and enterprise customers, with more than 60% of its revenue derived from customers with 100 or more seats."

Mr. Masarek continued, “We have built a strong foundation from which to grow the business organically and through the successful execution of value-enhancing acquisitions. We are well positioned to efficiently integrate the iCore operations into the Vonage platform and achieve the expected synergies. We expect a smooth customer transition since Vonage and iCore share a common underlying technology platform. We also look forward to enhancing the iCore customer experience through Vonage’s award-winning customer service, provisioning expertise, national MPLS network, and dedicated focus on innovation.”

iCore is a leading provider of Broadsoft-based and Microsoft Lync UCaaS solutions, as well as complementary desktop cloud services, including Infrastructure as a Service (IaaS), virtual desktop, and hosted Microsoft Exchange. These capabilities will enable Vonage to better meet the varying needs of its existing customers, as well as expand into new customer opportunities.

Vonage paid $92 million for iCore, funded through cash from the Company’s balance sheet and from its revolving credit facility.

About Vonage

Vonage (NYSE: VG) is a leading provider of cloud communications services for businesses and consumers. The Company provides a robust suite of feature-rich business and residential communication solutions that offer flexibility, portability and ease-of-use across multiple devices designed to meet the needs of a wide range of customers. Vonage's portfolio of business products covers the full spectrum of business communications needs, serving single-person companies to those with thousands of employees spread over multiple locations. Vonage provides bring-your-own-broadband (BYOB) cloud products and those that offer carrier-grade reliability and Quality of Service (QoS) across BYOB options and the Company's private, national MPLS IP network. For more information, visit www.vonage.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the Merger; (ii) future financial and operating results following the Merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the Merger on the market for the combined company’s products and services; and (vi) other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, words such as “plan,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Vonage’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Vonage. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: (a) risks related to the integration of iCore into Vonage and the anticipated future benefits resulting from the acquisition of iCore; (b) Vonage’s or the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; (c) Vonage’s or the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; (d) as the UCaaS market evolves, Vonage’s or the combined company’s ability to compete with companies that do not currently compete in the UCaaS market; (e) the adoption rate of Vonage’s or the combined company’s products; (f) Vonage’s or the combined company’s ability to establish and maintain successful relationships with our distribution partners; (g) Vonage’s or the combined company’s ability to compete in our industry; (h) fluctuations in demand, sales cycles and prices for Vonage’s or the combined company’s products and services; (i) shortages or price fluctuations in Vonage’s or the combined company’s supply chain; (j) Vonage’s or the combined company’s ability to protect intellectual property rights; (k) general political, economic and market conditions and events; (l) the expense and impact of legal proceedings; and (m) other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2014, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc.
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Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano, 732-365-1363, joann.tizzano@vonage.com

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